Exhibit 10.1

Amended and Restated Shareholders Agreement

This Amended and Restated Shareholders Agreement (“Agreement”) is made as of the 22nd day of October, 2013, by and among Wix.com Ltd., an Israeli company (together with any successor entity, the “Company”), the Persons whose names and addresses are listed on Schedule I(a) (the “Ordinary Shareholders”), the Persons whose names and addresses are listed on Schedule I(b) (the “Preferred Shareholders”).

W i t n e s s e t h:

Whereas, the Ordinary Shareholders hold Ordinary Shares of the Company, and the Preferred Shareholders hold Preferred Shares of the Company;

Whereas, the Party Shareholders (as defined below) wish to set forth in writing certain matters regarding the ownership of the share capital of the Company, and rights of holders of their holdings in the Company;

NOW, THEREFORE, the parties to this Agreement further agree as follows:

1.	Definitions. For purposes of this Agreement:

1.1.	“Affiliate” means, with respect to any specified Person, any other person who directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, managing member, officer or director of such Person or any fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person. For purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.

1.2.	“Articles” means, unless otherwise stated, the Articles of Association of the Company, as they may be amended and replaced from time to time.

1.3.	“as converted basis” means assuming the theoretical conversion of all outstanding Preferred Shares into Ordinary Shares, at the then applicable conversion ratio.

1.4.	“Board” means the Company’s board of directors designated or elected in accordance with the Articles.

1.5.	“Business Day” means any day that is not a Friday, Saturday, Sunday or any other day on which banks are required or authorized to be closed in The City of New York or in the State of Israel.

1.6.

“Damages” means any loss, damage, or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other applicable law, insofar as such loss, damage, or liability (or any action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company; or (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law in any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto.

1.7.	“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.8.	“Excluded Registration” means (i) a registration relating to the sale of securities to employees of the Company or any Subsidiary of the Company pursuant to a share option, share purchase, or similar plan; or (ii) a registration relating to an SEC Rule 145 transaction.

1.9.	“Form F-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

1.10.	“Form F-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.

1.11.	“GAAP” means generally accepted accounting principles in the United States.

1.12.	“Holder” means any holder of Registrable Securities.

1.13.	“Initiating Holders” means Preferred Holders holding Preferred Registrable Securities and reflecting at least a Majority Preferred.

1.14.	“IPO” means the initial underwritten public offering of the Company’s Ordinary Shares.

1.15.	“Majority Preferred” means (i) before the consummation of an IPO, the holders of more than fifty percent (50%) of the Preferred Shares, on an as-converted basis and (ii) after the consummation of an IPO, the holders of a majority of the Preferred Registrable Securities then outstanding.

1.16.	“Ordinary Registrable Securities” means the Ordinary Shares held by the Ordinary Shareholders and Ordinary Shares issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced above; excluding for purposes of Section 2 any shares (a) for which registration rights have terminated pursuant to Section 2.12 of this Agreement, (b) which have previously been registered or sold pursuant to SEC Rule 144, or (c) transferred in a transaction in which the rights under this Agreement are not assigned in accordance with Section 2.13 of this Agreement.

1.17.	“Ordinary Shares” means ordinary shares of the Company par value NIS 0.01 each.

1.18.	“Party Shareholders” means the Ordinary Shareholders and the Preferred Shareholders.

1.19.

“Permitted Transferee” means: (a) a spouse, child, brother, sister, or parent of the Shareholder and any transferee by operation of law (including an executor of the will of a Shareholder, and the lawful heirs of the Shareholder); (b) a wholly owned corporation of such Shareholder or a corporation wholly owned by the exact same beneficial owners of the Shareholder and in the same pro rata holding proportions as in such Shareholder, (c) a trust which does not permit any of the settled property or the income therefrom to be applied otherwise than for the benefit of the relevant Shareholder and no power or control over the voting powers conferred by any shares are subject to the consent of any person other than the trustees of such Shareholder, (d) without derogating from the aforesaid, with respect to any Preferred Shareholder: (i) if such Shareholder is a limited or general partnership—its partners, members, affiliated partnerships or entities managed by the same management company or managing (general) partner or managing member or by an entity that is Affiliated with such management company or managing (general) partner or managing member, (ii) with respect to a Shareholder that is an investment fund—an acquirer of such Shareholder’s entire shareholdings in the Company in the framework of a transaction for the purchase of a substantial portion of such Shareholder’s portfolio companies, (e) an acquirer that acquires in one transaction the entire outstanding share capital of the Company from the Shareholders including by way of a merger, and (f) the Company, with respect to repurchase at par value or for no consideration of shares from Shareholders; provided, however, that in any of the foregoing events (other than paragraphs (e) through (f)) the Permitted Transferee shall have first assumed in writing, a copy of which was delivered to the Company, all the transferring shareholder’s obligations and undertakings to the Company and to any other shareholders (which relates to the Company).

1.20.	“Person” means an individual, corporation, partnership, joint venture, trust, any other corporate entity and any unincorporated association or organization.

1.21.	“Preferred Shares” means, collectively, the Series A Preferred Shares of the Company par value NIS 0.01 each (the “Preferred A Shares”), the Series B Preferred Shares of the Company par value NIS 0.01 each (the “Preferred B Shares”), the Series B-1 Preferred Shares of the Company par value NIS 0.01 each (the “Preferred B-1 Shares”), the Series C Preferred Shares of the Company par value NIS 0.01 each (the “Preferred C Shares”), the Series D Preferred Shares of the Company par value NIS 0.01 each (the “Preferred D Shares”) and the Series E Preferred Shares of the Company par value NIS 0.01 each (the “Preferred E Shares”).

1.22.	“Preferred Holder” means any holder of Preferred Registrable Securities.

1.23.

“Preferred Registrable Securities” means (i) the Ordinary Shares issuable or issued upon conversion of the Preferred Shares (including, without limitation, any Preferred Shares purchased pursuant to: (a) that certain Series D Share Purchase Agreement dated as of March 29, 2010 and the transaction ancillary thereto including, without limitation, under the Second Closing (as such term is defined therein); and (b) that certain Series E Share Purchase Agreement dated on or about March 24, 2011, or any closing thereunder including, without limitation, under the Second Closing (as such term is defined therein) or pursuant to any Share Sale Agreement (as such term is defined therein)); (ii) Ordinary Shares, or Ordinary Shares issuable or issued (directly or indirectly) upon conversion and/or exercise of any other securities of the Company, in each case, acquired by the holders of Preferred Shares on or after March 24, 2011 (including any Ordinary Shares purchased pursuant to: (x) that certain Founders Share Sale Agreement dated as of March 29, 2010 (which was part of the Series D financing round); and (y) that certain Founders Share Sale Agreement dated on or about March 24, 2011 and any Ordinary Shares purchased at the Second Closing of the transaction under the Series E Share Purchase Agreement dated on or about March 24, 2011); and (iii) Ordinary Shares issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clauses (i) and (ii) above; excluding for purposes of Section 2 any shares (a) for which registration rights have terminated pursuant to Section 2.12 of this Agreement, (b) which have previously been registered or sold pursuant to SEC Rule 144, or (c) transferred in a transaction in which the rights under this Agreement are not assigned in accordance with Section 2.13 of this Agreement.

1.24.	“Preferred Registrable Securities then outstanding” means the number of shares determined by adding the number of outstanding Ordinary Shares that are Preferred Registrable Securities and the number of Ordinary Shares issuable (directly or indirectly) pursuant to then exercisable and/or convertible securities that are Preferred Registrable Securities.

1.25.	“Recapitalization Event” means any event of share combination or subdivision, distribution of Bonus Shares or any other reclassification, reorganization or recapitalization of the Company’s share capital where the Shareholders retain their proportionate holdings in the Company on an as converted basis.

1.26.	“register”, “registered”, and “registration” mean a registration effected by preparing and filing a registration statement for a public offering and sale of securities of the Company in compliance with the Securities Act, or any similar federal statute, and the rules and regulation of the SEC issued under the Securities Act, or the comparable laws of another jurisdiction, and the declaration or ordering of effectiveness of such registration statement.

1.27.	“Registrable Securities” means the Preferred Registrable Securities and the Ordinary Registrable Securities.

1.28.	“SEC” means the U.S. Securities and Exchange Commission.

1.29.	“SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

1.30.	“SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

1.31.	“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.32.	“Subsidiary” or “Subsidiaries” of any person means any corporation, partnership, joint venture or other legal entity of which such person (either alone or through or together with any other subsidiary) owns, directly or indirectly, more than 50% of the shares or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

2.	Registration Rights. The Company covenants and agrees as follows:

2.1.	Demand Registration.

2.1.1.

Form F-1 Demand. If at any time after the IPO, the Company receives a request from Initiating Holders that the Company file a Form F-1 registration statement with respect to Preferred Registrable Securities then outstanding with the anticipated gross aggregate offering price of at least US$2,000,000 (two million U.S. Dollars), then the Company shall (i) within 10 (ten) days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders; and (ii) use its best efforts to file, as soon as practicable, a Form F-1 registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within 20 (twenty) days of the date the Demand Notice is given, and in each case, subject to the limitations of Section 2.1.3 and Section 2.3.

2.1.2.	Form F-3 Demand. If at any time when it is eligible to use a Form F-3 registration statement, the Company receives a request from Preferred Holder(s) (the “F-3 Initiating Holders”) that the Company file a Form F-3 registration statement with respect to outstanding Registrable Securities of such Holder(s) having an anticipated gross aggregate offering price of at least US$1,000,000 (one million U.S. Dollars), then the Company shall (i) within 10 (ten) days after the date such request is given, give a Demand Notice to all Holders; and (ii) use its best efforts to file, as soon as practicable, a Form F-3 registration statement under the Securities Act covering all Registrable Securities requested to be included in such registration by the F-3 Initiating Holders and any other Holders, as specified by notice given by each such Holder to the Company within 20 (twenty) days of the date the Demand Notice is given, and in each case, subject to the limitations of Section 2.1.3 and Section 2.3.

2.1.3.

Deferral. Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a registration pursuant to this Section 2.1 a certificate signed by the Company’s Chief Executive Officer stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its shareholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act; or (iv) for any other reason approved, in good faith, by the Board, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than 90 (ninety) days after the request of the Initiating Holders or F-3 Initiating Holders, as applicable, is given; provided, however, that the Company may not invoke this right more than once in any 12 (twelve)-month period; and provided further that the Company shall not register any securities for its own account or that of any other shareholder during such 90 (ninety)-day period.

2.1.4.	Qualifications.

2.1.4.1.	The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2.1.1 (i) during the period that is 60 (sixty) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is 120 (one hundred and twenty) days after the effective date of, a Company-initiated registration, provided, that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; (ii) after the Company has effected two registrations pursuant to Section 2.1.1; (iii) if the Initiating Holders propose to dispose of Preferred Registrable Securities that may be immediately registered on Form F-3 pursuant to a request made pursuant to Section 2.1.2 or (iv) more than once in any 120 (one hundred and twenty) day period.

2.1.4.2.	The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2.1.2 (i) during the period that is 30 (thirty) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is 90 (ninety) days after the effective date of, a Company-initiated registration, provided, that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; (ii) if the Company has effected two registrations pursuant to Section 2.1.2 within the 12 (twelve) month period immediately preceding the date of such request, or (iii) within 90 (ninety) days of a registration effected pursuant to Section 2.1.1 or Section 2.1.2.

2.1.4.3.

A registration shall not be counted as “effected” for purposes of this Section 2.1.4 until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Holders or F-3 Initiating Holders, as applicable, withdraw their request for such registration, elect not to pay the registration expenses therefor, and forfeit their right to one demand registration statement pursuant to

Section 2.6, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Section 2.1.

2.2.	Company Registration.

2.2.1.

Other than in connection with the IPO, if at any time the Company, including if the Company qualifies as a well-known seasoned issuer (within the meaning of Rule 405 under the Securities Act) (a “WKSI”), proposes to file (i) a prospectus supplement to an effective shelf registration statement (a “Shelf Registration Statement”), or (ii) a registration statement, other than a shelf registration statement for a delayed or continuous offering pursuant to Rule 415 under the Securities Act, in either case, for the sale of Ordinary Shares for its own account, or for the benefit of the holders of any of its securities other than the Holders, to an underwriter on a firm commitment basis for reoffering to the public or in a “bought deal” or “registered direct offering” with one or more investment banks (collectively, a “Piggy-Back Underwritten Offering”), then as soon as practicable but not less than 10 (ten) days prior to the filing of (a) any preliminary prospectus supplement relating to such Piggy-Back Underwritten Offering pursuant to Rule 424(b) under the Securities Act, (b) any prospectus supplement relating to such Piggy-Back Underwritten Offering pursuant to Rule 424(b) under the Securities Act (if no preliminary prospectus supplement is used) or (c) such Registration Statement, as the case may be, the Company shall give notice of such proposed Piggy-Back Underwritten Offering to the Holders and such notice shall offer the Holders the opportunity to include in such Piggy-Back Underwritten Offering such number of Registrable Securities (the “Included Registrable Securities”) as each such Holder may request in writing. Prior to the commencement of any “road show,” any Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any Registration by giving written notice to the Company of its request to withdraw and such withdrawal shall be irrevocable and, after making such withdrawal, such Holder shall no longer have any right to include Registrable Securities in the Piggy-Back Underwritten Offering as to which such withdrawal was made. The notice required to be provided to Holders shall be provided on a Business Day. Each such Holder shall then have 7 (seven) days after receiving such notice to request in writing to the Company inclusion of Registrable Securities in the Piggy-Back Underwritten Offering, except that such Holder shall have 2 (two) Business Days after such Holder confirms receipt of the notice to request inclusion of Registrable Securities in the Piggy Back Underwritten Offering in the case of a “bought deal”, “registered direct offering” or “overnight transaction” where no preliminary prospectus is used. Upon receipt of any such request for inclusion from a Holder received within the specified time, the Company shall use reasonable best efforts to effect the registration in any

Registration Statement of any of the Holders’ Registrable Securities requested to be included on the terms set forth in this Agreement. If no request for inclusion from a Holder is received within the specified time, such Holder shall have no further right to participate in such Piggy-Back Underwritten Offering.

2.2.2.	Unless the Company qualifies as a WKSI, (i) the Company shall give each Holder 10 (ten) days’ notice prior to filing a Shelf Registration Statement and, upon the written request of any Holder, received by the Company within 7 (seven) days of such notice to the Holder, the Company shall include in such Shelf Registration Statement a number of Ordinary Shares equal to the aggregate number of Registrable Securities requested to be included without naming any requesting Holder as a selling shareholder and including only a generic description of the holder of such securities (the “Undesignated Registrable Securities”), (ii) the Company shall not be required to give notice to any Holder in connection with a filing pursuant to Section 2.1.2 unless such Holder provided such notice to the Company pursuant to this Section 2.2.2 and included Undesignated Registrable Securities in the Shelf Registration Statement related to such filing, and (iii) at the written request of a Holder given to the Company more than 7 (seven) days before the date specified in writing by the Company as the Company’s good faith estimate of a launch of a Piggy-Back Underwritten Offering (or such shorter period to which the Company in its sole discretion consents), the Company shall use reasonable best efforts to effect the registration of any of the Holders’ Undesignated Registrable Securities so requested to be included and shall file a post-effective amendment or, if available, a prospectus supplement to a Shelf Registration Statement to include such Undesignated Registrable Securities as any Holder may request, provided that (a) the Company is actively employing its reasonable best efforts to effect such Piggy-Back Underwritten Offering; and (b) the Company shall not be required to effect a post-effective amendment more than 2 (two) times in any 12 (twelve)-month period.

2.2.3.	The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.6.

2.3.	Underwriting Requirements.

2.3.1.

If, pursuant to Section 2.1, the Initiating Holders intend to distribute the Preferred Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 2.1, and the Company shall include such information in the Demand Notice. The underwriter(s) will be selected by the Initiating

Holders or F-3 Initiating Holders, as applicable, subject only to the reasonable approval of the Company. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 2.4.5) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting. No holder of Preferred Registrable Securities shall be required to: (i) make any representations or warranties in any underwriting agreement (or other agreement in connection with a proposed sale of Registrable Securities) other than representations, warranties or agreements regarding such holder, the ownership of such holder’s Preferred Registrable Securities and such holder’s intended method or methods of disposition and any other representation required by law, unless a majority of the holders of Preferred Registrable Securities have agreed to make such representations and warranties (i.e., in such event all holders of Preferred Registrable Securities participating shall be obligated to provide such representations and warranties), provided, however, that the foregoing shall not apply with respect to any indemnification required if the amount of shares to be sold by a particular shareholder exceeds the guarantee limits then in effect under a “medallion signature guarantee”; or (ii) to furnish any indemnity to any Person which is deemed by the majority of the holders of Preferred Registrable Securities as unreasonable. Any indemnity obligation of a shareholder shall be several and not joint. Notwithstanding any other provision of this Section 2.3, if the managing underwriter(s) advise(s) the Initiating Holders or F-3 Initiating Holders, as applicable, in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise the Company which shall so advise all Holders that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated (i) first, among the Preferred Holders who requested inclusion of their Preferred Registrable Securities in such registration statement on a pro rata basis (on an as converted basis), based on the number of Preferred Registrable Securities then held by each such Preferred Holder up to a total amount of shares having an aggregate value equal to: (a) in the case of Preferred E Shares or Ordinary Shares issued upon conversion of such Preferred E Shares—the Preferred E Preference Amount (as defined in the Articles of Association of the Company adopted on July 28, 2013); (b) in the case of Preferred D Shares or Ordinary Share issued upon conversion of such Preferred D Shares—the Preferred D Preference Amount (as defined in the Articles of Association of the Company adopted on July 28, 2013); and (c) in the case of Preferred Shares other than Preferred

E Shares and Preferred D Shares or Ordinary Share issued upon conversion of such Preferred Shares—the Preferred Preference Amount (as defined in the Articles of Association of the Company adopted on July 28, 2013), provided, that the number of shares to be included in an underwriten offering shall be determined based on the average closing market price of the Company’s shares during the 3 (three) trading days immediately preceding the date on which the underwriting agreement for such offering is executed; and (ii) second, among both the Preferred Holders and the holders of the Ordinary Registrable Securities who requested inclusion of their Registrable Securities in such registration statement, on a pro rata basis, on an as converted basis, based on the number of Registrable Securities then held by each such Holder (less the number of Registrable Securities registered according to paragraph (i) above). To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

2.3.2.

In connection with any offering involving an underwriting of shares of the Company’s share capital pursuant to Section 2.2, the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company. No holder of Preferred Registrable Securities shall be required to: (i) make any representations or warranties in any underwriting agreement (or other agreement in connection with a proposed sale of Registrable Securities) other than representations, warranties or agreements regarding such holder, the ownership of such holder’s Preferred Registrable Securities and such holder’s intended method or methods of disposition and any other representation required by law, unless a majority of the holders of Preferred Registrable Securities have agreed to make such representations and warranties (i.e. in such event all holders of Preferred Registrable Securities participating shall be obligated to provide such representations and warranties); or (ii) to furnish any indemnity to any Person which is deemed by the majority of the holders of Preferred Registrable Securities as unreasonable. Any such indemnity obligation shall be several and not joint. If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Holders in accordance with the allocation mechanism set forth in Section 2.3.1. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares. Notwithstanding the foregoing, in no event shall the amount of securities of the Holders included in any such offering be reduced below twenty-five percent (25%) of the total amount of securities included in such offering, unless such offering is the IPO, in which case the Holders may be excluded if the underwriters make the determination described above and no other shareholder’s securities are included in such offering.

2.3.3.	Notwithstanding the foregoing, in no event shall the number of Registrable Securities included in any offering be reduced unless all other securities (however, in case of a registration pursuant to Section 2.2—other than securities to be sold by the Company) are first entirely excluded from the offering.

2.3.4.	For purposes of the provision in this Section 2.3 concerning apportionment, the holdings of a selling Holder shall be aggregated together with the holdings of all of its Permitted Transferees.

2.3.5.	For purposes of Section 2.1, a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in Section 2.3, fewer than 60% (sixty percent) of the total number of Preferred Registrable Securities that Preferred Holders have requested to be included in such registration statement are actually included.

2.4.	Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

2.4.1.	Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective and, upon the request of the Majority Preferred, keep such registration statement effective for a period of up to 180 (one hundred eighty) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such 180 (one hundred eighty) day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Ordinary Shares (or other securities) of the Company, from selling any securities included in such registration, and (ii) in the case of any registration of Registrable Securities on Form F-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such 180 (one hundred eighty) day period shall be extended for up to 210 (two hundred and ten) days, if necessary, to keep the registration statement effective until all such Registrable Securities are sold.

2.4.2.	Prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement.

2.4.3.	Furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities.

2.4.4.	Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

2.4.5.	In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering.

2.4.6.	Use its best efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed.

2.4.7.	Provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

2.4.8.	Promptly make available for inspection by the selling Holders, any underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all reasonably required financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith.

2.4.9.	Notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed. After such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus and shall provide such selling Holders with such number of any amendments or supplements as they may reasonably request.

2.4.10.	Use its reasonable best efforts to make available its employees and personnel for participation in “road shows” and other marketing efforts and otherwise provide reasonable assistance to the underwriters (taking into account the reasonable needs of the Company’s businesses and the reasonable requirements of the marketing process) in the marketing of Registrable Securities in any underwritten offering.

2.4.11.	Use its reasonable best efforts to take all other actions necessary to effect the registration and sale of the Registrable Securities contemplated hereby.

2.5.	Furnishing Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.

2.6.	Expenses of Registration. All expenses incurred in connection with registrations, filings, or qualifications pursuant to Section 2, other than underwriter’s commissions and fees and stock transfer taxes directly related to the sale, but including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements of one counsel for the selling Holders, shall be borne and paid by the Company. It is hereby agreed, however, that if a registration statement filed pursuant to Section 2.1.1 or Section 2.1.2 is withdrawn at the request of the Holders requesting such registration for no reason related to any adverse change in the Company’s conditions and if the requesting Holders elect not to have such registration counted as a registration requested under Section 2.1.1 or 2.1.2, as applicable, the requesting Holders shall pay the Registration Expenses of such registration pro rata in accordance with the number of their Registrable Securities to be included in such registration. All expenses relating to Registrable Securities registered pursuant to this Section 2 which are not to be borne by the Company shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.

2.7.	Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.8.	Indemnification. If any Registrable Securities are included in a registration statement under this Section 2:

2.8.1.

To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, and shareholders of each such Holder; legal counsel and accountants for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8.1 shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the prior written consent of the Company, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

2.8.2.	To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8.2 shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the prior written consent of the Holder; and provided further that in no event shall any indemnity under this Section 2.8.2 (when combined with any amounts paid or payable pursuant to Section 2.8.5) exceed the proceeds from the offering received by such Holder (net of any expenses paid by such Holder in accordance with Section 2.6).

2.8.3.

Promptly after receipt by an indemnified party under this Section 2.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of liability to the indemnified party under this Section 2.8, to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.8. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement or compromise unless such settlement or compromise (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

2.8.4.

To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 2.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 2.8, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Section 2.8.5, when combined with the amounts paid or payable by such Holder pursuant to Section 2.8.2, exceed the proceeds from the offering received by such Holder (net of any expenses paid by such Holder in accordance with Section 2.6).

2.8.5.	The obligations of the Company and Holders under this Section 2.8 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.

2.9.	Reports Under Exchange Act. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form F-3, the Company shall:

2.9.1.	make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the registration statement filed by the Company for the IPO;

2.9.2.	use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and

2.9.3.

furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the registration statement filed by the Company for the IPO), the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form F-3 (at any time after the Company so qualifies); (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company; and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the

SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form F-3 (at any time after the Company so qualifies to use such form).

2.10.	Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Majority Preferred, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (i) to include such securities in any registration or (ii) to demand registration of any securities held by such holder or prospective holder; provided, however, that notwithstanding the foregoing, the Company may (a) enter into an agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder to include such securities in any registration pursuant to Section 2.2 hereof if the rights of such holder or prospective holder are subordinate to the rights of the Holders, and (b) enter into an agreement with any holder or prospective holder of any securities of the Company related to the filing of a resale shelf registration statement to register shares issued to such holder or prospective holder in an acquisition, if and only if such resale shelf registration statement does not permit underwritten offerings and the rights of Holders hereunder are not adversely impacted.

2.11.

“Market Stand-off” Agreement. Each Holder hereby agrees that (other than sales or dispositions to his, her or its Permitted Transferees (as defined in the Articles of Association of the Company adopted on July 28, 2013), which the managing underwriter has consented and which are permitted under the applicable security laws and regulations and other than with respect to those Ordinary Shares included in such registration) it will not, subject to the other limitations set forth in this paragraph, without the prior written consent of the managing underwriter, (x) during the period commencing on the date of the final prospectus relating to the IPO and ending on the date specified by the Company and the managing underwriter (such period not to exceed 180 (one hundred eighty) days or (y) during the period commencing on the date of the final prospectus relating to the first offering effected after the IPO pursuant to Section 2.1 and any offering effected pursuant to Section 2.2 (each, a “Qualifying Offering”) and ending on the date specified by the Company and the managing underwriter (such period not to exceed 90 (ninety) days, (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Ordinary Shares held immediately before the effective date of the registration statement for such offering, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Ordinary Shares or other securities, in cash, or otherwise. The foregoing provisions of this Section 2.11 shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and (i) in the case of the IPO—unless otherwise agreed by the Majority Preferred—shall be applicable to the Holders only if all officers, directors, and shareholders individually owning more than 1% (one percent) of the Company’s outstanding Ordinary Shares (on an as-converted basis) are subject to the same restrictions, and (ii) in the case of a Qualifying Offering, shall be applicable to the Holders only with the consent of the Holders of 66 2/3% of the outstanding Registrable Securities and only if all officers and directors are subject to the same restrictions. The underwriters in connection with such registration are intended third-party beneficiaries of this Section 2.11 and shall have the right, power, and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 2.11 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all Holders subject to such agreements, based on the number of shares subject to such agreements.

2.12.	Termination of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Section 2.1 or Section 2.2 shall terminate upon the earlier of (i) the fifth anniversary of the IPO, and (ii) with respect to any Holder that holds (in the aggregate together with its Permitted Transferees) Registrable Securities that constitute less than 5% (five percent) of the issued and outstanding share capital of the Company at such time as all of such Holder’s Registrable Securities could be sold without restriction under SEC Rule 144(b)(1)(i) without limitations as to volume.

2.13.	Registration Outside the U.S. The provisions of Section 2 hereof shall apply also, mutatis mutandis, to any registration of shares of the Company in any jurisdiction other than the U.S. and all references to U.S. laws and regulations shall be deemed as made to the applicable relevant laws.

2.14.	Legends. In order to maintain the Registration Rights granted pursuant to this Agreement following the conversion of the Preferred Registrable Securities into Ordinary Shares of the Company, each Share Certificate issued by the Company to a Perefrred Holder representing Ordinary Shares of the Company issued on account of Preferred Registrable Securities (pursuant to the conversion thereof) will bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT DATED AS OF OCTOBER 22, 2013 (THE “SHAREHOLDERS’ AGREEMENT”) BY AND AMONG WIX.COM LTD. (THE “COMPANY”) AND CERTAIN OF THE COMPANY’S SHAREHOLDERS. THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED BY CONVERSION OF PREFERRED [—] SHARES OF THE COMPANY INTO ORDINARY SHARES (THE “PREFRRED CONVERTED SHARES”) AND THEREFORE ENTITLE THE HOLDER OF THIS CERTIFICATE TO ALL REGISTRATION RIGHTS SUCH HOLDER IS ENTITLED TO UNDER AND ACCORDING TO THE SHAREHOLDERS AGREEMENT ON ACCOUNT OF SUCH PREFERRED CONVERTED SHARES.

3.	Information Rights; Certain Covenants.

3.1.	Delivery of Financial Statements. The Company shall deliver the following information:

3.1.1.	The Company shall deliver to each Preferred Holder holding at least two percent (2%) of the then-outstanding securities of the Company on a fully diluted basis (as adjusted for subsequent stock splits, stock dividends, recapitalizations and the like) (“Eligible Holder”), within 90 (ninety) days of the end of each fiscal year of the Company, financial statements of the Company for such year including a consolidated balance sheet of the Company as of the end of such year, and statements of income and statements of cash flow of the Company for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, United States dollar-denominated, prepared in accordance with GAAP audited by a firm of Independent Certified Public Accountants in the State of Israel who are affiliated with one of the “big four” U.S. accounting firms (“Independent Accounting Firm”), accompanied by an opinion of such firm which opinion shall state that such balance sheet and statements of income and cash flow have been prepared in accordance with GAAP applied on a basis consistent with that of the preceding fiscal year, and present fairly and accurately the financial position of the Company as of their date;

3.1.2.	The Company shall deliver to each Eligible Holder, within 60 (sixty) days after the end of each fiscal quarter of the Company, unaudited but reviewed financial statements of the Company as of the end of such quarter, containing an unaudited consolidated balance sheet of the Company as at the end of each such period and unaudited consolidated statements of (i) income and (ii) cash flow of the Company for such period and, in the case of the first, second and third quarterly periods, for the period from the beginning of the current fiscal year to the end of such quarterly period, setting forth in each case in comparative form the figures for the corresponding period of the previous fiscal year, all in reasonable detail, United States dollar-denominated and certified, by the chief financial officer (or if none, by the chief executive officer) of the Company (the “CFO”), that such financial statements were prepared in accordance with GAAP applied on a basis consistent with that of preceding periods and fairly present the financial position of the Company as of their date subject to footnotes in accordance with customary format and changes resulting from year-end audit adjustments, all reviewed by an Independent Accounting Firm. Notwithstanding the aforesaid, the Company may be exempted from the requirement to have the above mentioned financial statements reviewed, if so approved in writing by the Majority Preferred.

3.1.3.	The Company shall deliver to each Eligible Holder, within 15 (fifteen) days of the end of each month, a report in a form agreed from time to time by the Board, which report shall include a business update and overview and an unaudited consolidated balance sheet of the Company and unaudited estimated consolidated statements of income and statements of cash flow (including, opening cash, income, expenses and closing cash) as at the end of such month, representing the actual results against the annual operating plan and budget.

3.1.4.	The Company shall deliver to the Board, for its approval, at least 30 (thirty) days before the end of each fiscal year, a budget and operating plan for the next fiscal year, and prepared on a monthly basis, including balance sheets, income statements, and statements of cash flow for such months and (collectively, the “Budget”), and also, promptly after prepared, any other budgets or revised budgets prepared by the Company. Board members may share information regarding the Company’s operating plans and budgets with the shareholders who appointed them.

3.1.5.	The Company shall deliver to each Eligible Holder such other information as may be reasonably requested by any such Eligible Holder, including, but not limited to, all information that was made available to any other shareholder (in its capacity as a shareholder), and any court decisions or orders addressed to the Company.

3.2.	Inspection. Eligible Holder shall have, at reasonable times and upon reasonable notice full access to all books and records of the Company with a right to copy them, and shall be entitled to inspect the properties of the Company and consult with management of the Company.

3.3.

Confidentiality. Each Party Shareholder agrees that such Party Shareholder will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company—in which case any such information shall be kept by the receivers in strict confidentiality) any confidential information obtained from the Company pursuant to the terms of this Agreement (including notice of the Company’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section by such Party Shareholder), (b) is or has been independently developed or conceived by such Party Shareholder without use of the Company’s confidential information, or (c) is or has been made known or disclosed to such Party Shareholder by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that a Preferred Holder may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any prospective purchaser of any Registrable Securities from it, if such prospective purchaser agrees to be bound by the provisions of this Section, and provided that such prospective purchaser is not a competitor of the Company; (iii) in connection with periodic reports to its shareholders, partners, affiliates, or members (limited to statements not containing proprietary information or intellectual property or other highly confidential matters and provided that such Persons are under an obligation to the Party Shareholder to keep such information confidential); or (iv) as may otherwise be required by law, provided that the Party Shareholder promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure. Notwithstanding the foregoing, Preferred Holders and their affiliates may disclose (w) information concerning the Company and general statements concerning the nature and progress of the Company’s business in reports to its limited partners, investors, managers, members, representatives and advisors, (x) information to its directors, officers, partners, members, stockholders, employees, agents and advisors who have a need to know such information, (y) information in compliance with the terms of the limited partnership or other organizational documents of such Preferred Holder or its affiliates, and (z) information in connection with the marketing of investment funds managed or advised, directly or indirectly, by such Preferred Holder or its affiliates.

3.4.	Proprietary Information and Inventions Agreements. The Company shall require all employees and consultants with access to confidential information to execute and deliver a Proprietary Information and Inventions Agreement in substantially the form approved by the Board.

3.5.	Employee Agreements. Unless approved by the Board, all future employees of the Company who shall purchase, or receive options to purchase, shares of Company’s Ordinary Shares following the date hereof shall be required to execute share purchase or option agreements providing for (a) vesting of shares over a four (4) year period with the first twenty five percent (25%) of such shares vesting following twelve (12) months of continued employment or services, and the remaining shares vesting in equal quarterly installments over the following thirty six (36) months thereafter and (b) a one hundred and eighty (180)-day lockup period (plus an additional period of up to eighteen (18) days) in connection with the IPO.

3.6.	Termination. The provisions of this Section 3 (other than Section 3.3.) shall terminate upon the closing of an IPO.

4.	Covenants regarding Conversion.

The Party Shareholders agree that, in the event that at any time the number of authorized Ordinary Shares of the Company shall be insufficient to permit the conversion or conversion by reclassification of all Preferred Shares into Ordinary Shares in accordance with the conversion provisions of the Articles, the Party Shareholders shall vote in favor of such increase or reclassification in the Company’s registered share capital as shall be necessary to allow such conversion and shall take all steps as are legally required to allow the Preferred Holders to execute such conversion or conversion by way of reclassification.

5.	Incorporation by Reference of Certain Provisions of the Articles; Application.

5.1.	The parties hereto hereby agree that the following provisions stipulated in the Articles of Association of the Company adopted on July 28 (the “Incorporated Articles”) shall be considered, deemed and construed as an integral part of this Agreement:

(a)	Preemptive Rights (Article 13);

(b)	Right of No-Sale (Article 38);

(c)	Rights of First Refusal (Article 40);

(d)	Right of Co-Sale (Article 41);

(e)	Right of Bring Along (Article 44);

(f)	Restrictions regarding major decisions (Article 61); and

(g)	Election of Directors (Article 71).

5.2.	In the event that any of the Incorporated Articles is amended by the shareholders of the Company, such amendment shall be incorporated herein ipso facto, whereupon such Incorporated Article, as amended, shall be deemed incorporated herein by reference. In any case of differences or contradictions between the provisions of this Agreement and the Articles or Association of the Company as effective at such time (the “Articles”), the provisions of the Articles, as amended or replaced from time to time, shall prevail.

5.3.	It is hereby agreed that any and all securities issuable according to the Company’s equity based plans and all other issuances of Company securities shall be subject to the afore-mentioned right of first refusal set forth in Article 40.

5.4.	The restrictive provisions set forth in Article 61 shall also apply to actions by any Subsidiary of the Company.

5.5.	The provisions of Section 5.1 shall terminate upon the closing of a Qualified IPO (as defined in the Incorporated Articles) except for Section 5.1(d) which shall terminate upon the closing of an IPO.

6.	Insurance.

The Company shall maintain in full force and effect, Directors and Officers Insurance policies of financially sound and reputable insurers, covering the directors of the Company and of Wix.com Inc.—the Company’s fully owned Subsidiary (including any newly appointed directors), in a form approved by the Board. This provision shall terminate upon the closing of an IPO.

7.	Miscellaneous.

7.1.	Further Assurance. Each of the parties hereto shall perform such further acts and execute such further documents as may reasonably be necessary to carry out and give full effect to the provisions of this Agreement and the intentions of the parties as reflected thereby.

7.2.	Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assignees, heirs, executors and administrators of the parties hereto. No assignment of any rights or obligations pursuant to this Agreement may be made by a Party Shareholder except with a transfer of Shares held by such Party Shareholder in accordance with the Articles and except for an assignment to a Permitted Transferee of such Party Shareholder.

7.3.	Governing Law; Jurisdiction. This Agreement shall be governed by and construed according to the laws of the State of Israel, without regard to the conflict of laws provisions thereof. The parties hereby irrevocably and unconditionally submit to the exclusive jurisdiction of courts in Tel-Aviv in respect of any matter arising in connection with this Agreement.

7.4.

Entire Agreement; Effect; Amendment and Waiver. This Agreement and the Schedules hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matters hereof and thereof and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled, including that certain Shareholders Agreement dated as of March 24, 2011, executed by the Company, the holders of the Ordinary Shares, and the holders of the Preferred Shares (the “Former Agreement”). This Agreement shall be in effect even if not signed by all Persons listed in Schedule I(a) and I(b), and shall be binding on all such persons, once signed by the Company and the Majority Preferred, in accordance with the provisions of the Former Agreement. Any term of this Agreement may be amended only with the written consent of the Company and the Majority Preferred, and, to the extent that such amendment directly adversely affects a unique right of a specific class of shareholders (namely, the Ordinary Shareholders, or the holders of any class of Preferred Shares), then shall also be required the written consent of holders of shares of such class holding at least a majority of the shares held by all holders of the relevant class of shares. The observance of any term hereof may be waived (either prospectively or retroactively and either generally or in a particular instance) only with the written consent of the party against such waiver is sought.

7.5.	Notices, etc. All notices and other communications required or permitted hereunder to be given to a party to this Agreement shall be in writing and shall be telecopied or mailed by registered or certified mail, postage prepaid, or prepaid air courier, or otherwise delivered by hand or by messenger, addressed to such party’s address as follows: (i) with respect to the Company—to 40 HaNamal St. Tel Aviv, Israel; and (ii) with respect to any Ordinary Shareholder or Preferred Shareholder, to the address set forth in Schedule I(a) and Schedule I(b); or at such other address as the party shall have furnished to each other party in writing in accordance with this provision. Any notice sent in accordance with this Section shall be effective (i) if mailed, seven (7) business days after mailing, (ii) if by air courier two (2) business days after delivery to the courier service, (iii) if sent by messenger, upon delivery, and (iv) if sent via facsimile or email, upon transmission and electronic confirmation of receipt or (if transmitted and received on a non-business day) on the first business day following transmission and electronic confirmation of receipt (provided, however, that any notice of change of address shall only be valid upon receipt).

7.6.	Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party upon any breach or default under this Agreement, shall be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any of the parties, shall be cumulative and not alternative.

7.7.	Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the remainder of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms; provided, however, that in such event this Agreement shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision as determined by such court of competent jurisdiction.

7.8.	Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and enforceable against the parties actually executing such counterpart, and all of which together shall constitute one and the same instrument.

7.9.	Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.10.	Aggregation of Shares. All securities of the Company held or acquired by Permitted Transferees shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

7.11.	No Publicity. The Company shall not use Insight Venture Management, L.L.C.’s (or any of its affiliated funds) (“Insight”) name in any manner, context or format (including, without limitation, pursuant to references or links to websites or in any press release), except as required under applicable law or regulation, without the prior written approval of Insight.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

THE COMPANY:

/s/ Avishai Abrahami
Wix.com Ltd.
By:	Avishai Abrahami
Title:	Co-founder, Director and Chief Executive Officer

THE ORDINARY SHAREHOLDERS:

/s/ Avishai Abrahami
Avishai Abrahami*
(also holds Preferred Shares)

/s/ Nadav Abrahami
Nadav Abrahami

/s/ Giora Kaplan
Giora Kaplan

/s/ Zev Laderman
Zev Laderman*
(also holds Preferred Shares)

/s/ Alan Feld and Hagai Goldhirsh
Vintage Venture Partners III (Cayman), L.P.
By:	Vintage Ventures III L.P, its General Partner
By:	Vintage Fund 3 LP, its General Partner
By:	Alan Feld and Hagai Goldhirsh
Title:	Founder; CFO & Partner

/s/ Alan Feld and Hagai Goldhirsh
Vintage Venture Partners III (Israel), L.P.
By:	Vintage Ventures III L.P, its General Partner
By:	Vintage Fund 3 LP, its General Partner
By:	Alan Feld and Hagai Goldhirsh
Title:	Founder; CFO & Partner

[Signature Page to Shareholders Agreement]

THE PREFERRED SHAREHOLDERS:

/s/ Jeff Horing
INSIGHT VENTURE PARTNERS VII, L.P.
By:	Insight Venture Associates VII, L.P. its General Partner
By:	Insight Venture Associates VII, Ltd., its General Partner
By:	Jeff Horing
Name:	Jeff Horing
Title:	Managing Director

/s/ Jeff Horing
INSIGHT VENTURE PARTNERS (CAYMAN) VII, L.P.
By:	Insight Venture Associates VII, L.P. its General Partner
By:	Insight Venture Associates VII, Ltd., its General Partner
By:	Jeff Horing
Name:	Jeff Horing
Title:	Managing Director

/s/ Jeff Horing
INSIGHT VENTURE PARTNERS VII (CO-INVESTORS), L.P
By:	Insight Venture Associates VII, L.P. its General Partner
By:	Insight Venture Associates VII, Ltd., its General Partner
By:	Jeff Horing
Name:	Jeff Horing
Title:	Managing Director

/s/ Jeff Horing
INSIGHT VENTURE PARTNERS (DELAWARE) VII, L.P.
By:	Insight Venture Associates VII, L.P. its General Partner
By:	Insight Venture Associates VII, Ltd., its General Partner
By:	Jeff Horing
Name:	Jeff Horing
Title:	Managing Director

/s/ Nicholas K. Pianim
DAG Ventures IV-QP, L.P.
By:	DAG Ventures Management IV, LLC, its General Partner
By:	Nicholas K. Pianim
Title:	Managing Director

/s/ Nicholas K. Pianim
DAG Ventures IV, L.P.
By:	DAG Ventures Management IV, LLC, its General Partner
By:	Nicholas K. Pianim
Title:	Managing Director

[Signature Page to Shareholders Agreement]

/s/ Steven M. Spulock
Benchmark Capital Partners VI, L.P., as nominee for
Benchmark Capital Partners VI, L.P.,
Benchmark Founders’ Fund VI, L.P., and
Benchmark Founders’ Fund VI-B, L.P., and related individuals
By:	Benchmark Capital Management Co. VI, L.L.C., General Partner
By:	Steven M. Spulock
Title:	Managing Member

/s/ J. Edmund Colloton
Bessemer Venture Partners VII L.P.
By:	Deer VII & Co. L.P., their General Partner
By:	Deer VII & Co. Ltd., its General Partner
By:	J. Edmund Colloton
Title:	Director

/s/ J. Edmund Colloton
Bessemer Venture Partners VII Institutional L.P.
By:	Deer VII & Co. L.P., their General Partner
By:	Deer VII & Co. Ltd., its General Partner
By:	J. Edmund Colloton
Title:	Director

/s/ Mark Tluszcz and Hans-Jürgen Schmitz
Mangrove II Investments S.a.r.l
By:	Mark Tluszcz and Hans-Jürgen Schmitz
Title:	Directors

/s/ Willi Ehses and Hans-Jürgen Schmitz
Mangrove Partners SCSp
By:	Willi Ehses and Hans-Jürgen Schmitz
Title:	Managers

/s/ Ran Tushia
Ran Tushia

/s/ Roy Saar
Roy Saar

Alon Medina

Victor Medina

TargetMatch Ltd.
By:	Ilan Elrom
Title:	Director

[Signature Page to Shareholders Agreement]

/s/ Eilon Tirosh
Eilon Tirosh

/s/ Ehud Grober
Ehud Grober

/s/ Laurel Bowden
Laurel Bowden

[Signature Page to Shareholders Agreement]

Schedule I(a)

The Ordinary Shareholders

Name	Address
Giora Kaplan	[###]

Avishai Abrahami	[###]
Nadav Abrahami	[###]
Zev Laderman	[###]
Vintage Venture Partners III (Cayman), L.P.	16 Abba Eban Blvd., Herzliya Pituach, Israel 46120
Vintage Venture Partners III (Israel), L.P.	16 Abba Eban Blvd., Herzliya Pituach, Israel 46120

Schedule I(b)

The Preferred Shareholders

Name	Address
Insight Venture Partners VII, L.P.	680 Fifth Avenue, 8th Floor, New York, NY 10019, USA

Insight Venture Partners (Cayman) VII, L.P.	680 Fifth Avenue, 8th Floor, New York, NY 10019, USA

Insight Venture Partners VII (Co-Investors), L.P.	680 Fifth Avenue, 8th Floor, New York, NY 10019, USA

Insight Venture Partners (Delaware) VII, L.P.	680 Fifth Avenue, 8th Floor, New York, NY 10019, USA

DAG Ventures IV-QP, L.P.	251 Lytton Avenue, Suite 200 Palo Alto, CA 94301

DAG Ventures IV, L.P.	251 Lytton Avenue, Suite 200 Palo Alto, CA 94301

Benchmark Capital Partners VI, L.P.	2480 Sand Hill Road, Suite 200 Menlo Park, California 94025 United States 9 Hamanofim Street Herzliya Pituach 46725 Israel

Bessemer Venture Partners VII L.P.	c/o Bessemer Venture Partners 1865 Palmer Avenue, Suite 104, Larchmont, NY 10538, U.S.A. Tel. 914-833-5300 Email: transactions@bvp.com

Bessemer Venture Partners VII Institutional L.P.	c/o Bessemer Venture Partners 1865 Palmer Avenue, Suite 104, Larchmont, NY 10538, U.S.A. Tel. 914-833-5300 Email: transactions@bvp.com

Ran Tushia	[###]

Roy Saar	[###]

Vector Medina	[###]

Alon Medina	[###]

TargetMatch Ltd.	[###]
Mangrove II Investments S.a.r.l	Banque Privee Edmond de Rothschild Europe 20, Boulevard Emmanuel Servais L-2535 Luxembourg Fax: +352 - 26253420 Email: [###]

Mangrove Partners SCSp	31 Boulevard Joseph II L-1840 Luxembourg Fax: +352 - 26253420

Mr. Eilon Tirosh	[###]

Mr. Ehud Grober	[###]

Laurel Bowden	[###]